Exhibit 10.2
EMPLOYERS HOLDINGS, INC.
EQUITY AND INCENTIVE PLAN

FORM OF
STOCK OPTION AGREEMENT
[_______ _____] (the “Optionee”) is granted, effective as of the ______ day of_______, 20____ (the “Date of Grant”), options (the “Options”) to purchase shares of common stock, par value $.01 (the “Stock”) of Employers Holdings, Inc. (the “Option Shares”) pursuant to the Employers Holdings, Inc. (the “Company”) Equity and Incentive Plan, as amended from time to time (the “Plan”). The Options are subject to the terms and conditions set forth below in this Stock Option Agreement (this “Agreement”) and in the Plan, which is a part of this Agreement. To the extent that there is a conflict between the terms of the Plan and this Agreement, the terms of the Plan will govern. Any term not defined in this Agreement will have the meaning assigned to such term in the Plan.

1.Exercise Price: $[___] per Option Share

2.	Number of Option Shares: [_____]

3.	Type of Option: Nonqualified stock option

4.
Vesting: The Options granted hereunder will become vested as to 25% of the Option Shares on each of the first four anniversaries of the Date of Grant, provided that the Optionee has been continuously employed by the Company or any Subsidiary thereof through the relevant vesting dates and subject to accelerated vesting as set forth in Section 7 of the Plan and Sections 6 and 7 below. All Option Shares that have not vested as of the date that the Optionee terminates employment for any reason (after taking into effect any accelerated vesting by reason of such termination as set forth in the Plan or in this Agreement), shall terminate as of the date of such termination, and the Optionee shall have no right thereafter to exercise all or any part of such unvested Option Shares.

5.	Exercise of Option:

(a)
The Option may be exercised with respect to vested Option Shares, from time to time, in whole or in part (but with respect to whole shares only), by delivery of a written notice (the “Exercise Notice”) from the Optionee to the Company, which Exercise Notice shall:

(i)	state that the Optionee elects to exercise the Option;

(ii)	state the number of Option Shares with respect to which the Optionee is exercising the Option;

(iii)	in the event that the Option shall be exercised by the representative of the Optionee's estate, include appropriate proof of the right of such person to exercise the Option;

(iv)	state the date upon which the Optionee desires to consummate the purchase of such Option Shares (which date must be prior to the termination of the Option); and

(v)	comply with such further provisions as the Company may reasonably require.

(b)
Payment of the Exercise Price for the Option Shares to be purchased on the exercise of the Option shall be made, in full, by: (i) certified or bank cashier's check payable to the order of the Company, (ii) unless otherwise determined by the Committee at the time of exercise, in the form of shares of Stock already owned by the Optionee that have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Option Shares as to which such Option shall be exercised, (iii) unless otherwise determined by the Committee at the time of exercise, authorization for the Company to withhold a number of shares otherwise payable pursuant to the exercise of the Option having a Fair Market Value less than or equal to the aggregate Exercise Price, (iv) any other form of consideration approved by the Committee and permitted by applicable law or (v) any combination of the foregoing.

(c)
As a condition of delivery of the Option Shares, the Company shall have the right to require the Optionee to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. The Optionee may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Stock or by delivering already owned unrestricted shares of Stock, in each case, having a value equal to the minimum amount of tax required to be withheld.

6.	Expiration Date:

(a)
General. Subject to earlier termination upon the occurrence of certain events related to the termination of the Optionee's employment as described in Sections 6(b) - (e) below, the Options granted hereunder shall expire on the seventh annual anniversary of the Date of Grant, unless earlier exercised or terminated (such seven year period, the “Option Term”).

(b)
Cause. If the Optionee's employment is terminated for Cause, the unexercised portion of the Option Shares, whether vested or unvested, shall terminate immediately and the Optionee shall have no right thereafter to exercise any part of the Option Shares.

(c)
Death or Disability. If the Optionee's employment terminates by reason of the Optionee's total and permanent disability (as defined in any agreement between the Optionee and the Company or, if no such agreement is in effect, as determined by the Committee (or its delegate) in its good faith discretion, in accordance with the definition used by the Company's then current Long Term Disability insurance carrier) or death, the Option Shares shall vest in full as of the date of such termination of employment and the Option shall remain exercisable for a period of one year thereafter, but in no event following the expiration of the Option Term, provided, however, that if the Optionee's employment terminates by reason of the Optionee's total and permanent disability and the Optionee dies during such post-termination exercise period, the vested Option Shares shall remain exercisable for not less than one year following the Optionee's death, but in no event following the expiration of the Option Term.

(d)
Termination by Reason of Retirement. If the Optionee's employment terminates by reason of Retirement (as defined below), then 50% of the Optionee's then unvested Option Shares subject to the Option shall vest and become exercisable as of the date of such termination and all of the Optionee's remaining unvested Option Shares shall cease to vest and shall be forfeited as of the date of such termination. In addition, all vested Option Shares shall remain exercisable for three years following the date of such termination, but in no event following the expiration of the Option Term, and if the Optionee dies during such post-termination exercise period, then the vested Options Shares shall remain exercisable for not less than one year following the Optionee's death, but in no event following the expiration of the Option Term. For purposes of this Agreement, “Retirement” shall mean the Optionee's termination of employment after attaining age 60 and completing 10 years of continuous service with the Company (or any Subsidiary thereof), and provided that the Optionee has given written notice of the Optionee's intent to retire to the Company (or its designate), no fewer than six months prior to the date that the Optionee terminates employment, in a form satisfactory to the Company (or its designate).

(e)
Termination for any other Reason. If the Optionee's employment terminates other than for any of the reasons described in subsections 6(b)-(d) above, then the Option Shares shall cease to vest, all of the Optionee's then unvested Option Shares shall be forfeited as of the date of such termination, and the Option Shares that are vested at the time of such termination of employment, shall remain exercisable for a period of one year thereafter, but in no event following the expiration of the Option Term, provided, however, that if the Optionee dies during such post-termination exercise period, the Option Shares shall remain exercisable for not less than one year following the Optionee's death, but in no event following the expiration of the Option Term.

7.	Change in Control Provisions. In the event of a Change of Control:

(a)
If Option Is Assumed. If the Option is assumed or substituted for in connection with a Change in Control, then, upon the termination of the Optionee's employment without Cause during the 24-month period following such Change in Control (i) the Option shall become fully vested and exercisable, (ii) any restrictions, payment conditions, and forfeiture conditions applicable to such Option shall lapse and (iii) the Option Shares shall remain exercisable for a period of one year thereafter, but in no event following the expiration of the Option Term, provided, however, that if the Optionee dies during such post-termination exercise period, the Option Shares shall remain exercisable for not less than one year following the Optionee's death, but in no event following the expiration of the Option Term.

(b)
If Option Is Not Assumed. If the Option is not assumed or substituted in connection with a Change in Control, then upon the occurrence of the Change in Control (i) the Option shall become fully vested and exercisable, (ii) any restrictions, payment conditions, and forfeiture conditions applicable to the Option granted shall lapse and (iii) the Option shall terminate immediately thereafter.

(c)
Definition of Assumed or Substituted For. For purposes of this Section 7, the Option shall be considered assumed or substituted for if, following the Change in Control, the Option remains subject to the same terms and conditions that were applicable to the Option immediately prior to the Change in Control except that the Option confers the right to purchase or receive, for each share subject to the Option, the consideration (whether stock, cash or other securities or property) received in the Change in Control by holders of shares of Stock for each share of Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the greatest number of holders of the outstanding shares). Such assumption or substitution shall comply with the applicable provisions of section 409A of the Code.

(d)
Discretionary Cashout. Notwithstanding any other provision of the Plan or this Agreement, in the event of a Change in Control, the Committee may, in its discretion, provide that upon the occurrence of the Change in Control, the Option shall be cancelled in exchange for a payment in an amount equal to (i) the excess of the consideration paid per share of Stock in the Change in Control over the exercise price per share of Stock subject to the Option multiplied by (ii) the number of shares granted under the Option that have not been exercised at such time.

8.
No Right to Continued Employment: Neither the Plan nor this Agreement shall be construed as giving the Optionee the right to continue in the employ or service of the Company or any Subsidiary thereof or to be entitled to any remuneration or benefits not set forth in the Plan, this Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Optionee's employment. Nor does this Agreement constitute an employment contract.

9.	Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of laws provisions thereof.

10.	Amendment: This Agreement may not be amended, terminated, suspended or otherwise modified except in a written instrument duly executed by both parties.

11.
Securities Laws: Upon the acquisition of any shares of Stock pursuant to the exercise of the Option, in whole or in part, the Optionee will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

12.
Repayment Upon Restatement; Clawbacks Generally: The Option shall be subject to such repayment, clawback or similar provisions as may be required by the terms of the Plan or applicable law or applicable policy in effect from time to time.

13.
Legend on Certificates: The certificates representing the shares of Stock issued upon the exercise of the Option that are delivered to the Optionee pursuant to this Agreement shall be subject to such stop transfer orders and other restrictions as the Committee may determine are required by the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares of Stock are listed, any applicable federal or state laws or the Company's Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.
Transferability: The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary thereof; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

15.
Notices: Any notice under this Agreement shall be addressed to the Company in care of the Chief Legal Officer, addressed to the principal executive office of the Company and to the Optionee at the address last appearing in the records of the Company for the Optionee or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

16.	Acknowledgement: By entering into this Agreement the Optionee agrees and acknowledges that the Optionee has received and read a copy of the Plan.

17.
No Stockholders Rights: The Optionee shall have no rights of a stockholder of the Company with respect to the Option or the Option Shares, including, but not limited to, the rights to vote and receive ordinary dividends until the date of issuance of a stock certificate for such shares of Stock.

18.
Entire Agreement: This Agreement (and the other writings incorporated by reference herein) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

19.	Signature in Counterparts: This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument

EMPLOYERS HOLDINGS, INC.	OPTIONEE

By:	By:
Douglas D. Dirks	[Insert Name of Optionee]
President and Chief Executive Officer